VALIC COMPANY I

ARTICLES SUPPLEMENTARY

VALIC Company I, a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted, reclassified the shares of common stock, par value $0.0001 per share (the “Common Stock”), of the series set forth below as shares of undesignated Common Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of undesignated Common Stock as set forth in the charter of the Corporation (the “Charter”).

SERIES	NUMBER OF SHARES RECLASSIFIED
Capital Conservation Fund	1,000,000,000
Core Equity Fund	1,000,000,000
Health Sciences Fund	750,000,000
Large Cap Core Fund	750,000,000
Small Cap Aggressive Growth Fund	750,000,000
Small Cap Fund	1,000,000,000
Small-Mid Growth Fund	750,000,000
Value Fund	750,000,000

SECOND: After giving effect to the foregoing reclassification of shares, the total number of shares of stock which the Corporation has authority to issue is 37,250,000,000 shares of Common Stock, having an aggregate par value of $3,725,000, consisting of 7,750,000,000 shares of undesignated Common Stock and 29,500,000,000 shares of Common Stock classified and designated in the following series:

SERIES	NUMBER OF SHARES
Aggressive Growth Lifestyle Fund	750,000,000
Asset Allocation Fund	750,000,000
Systematic Growth Fund	750,000,000
Capital Appreciation Fund	750,000,000
Conservative Growth Lifestyle Fund	750,000,000
Core Bond Fund	750,000,000
Dividend Value Fund	1,000,000,000
Dynamic Allocation Fund	750,000,000
Emerging Economies Fund	750,000,000
Global Real Estate Fund	750,000,000

Global Strategy Fund	750,000,000
Government Securities Fund	1,000,000,000
Growth Fund	750,000,000
High Yield Bond Fund	750,000,000
Inflation Protected Fund	750,000,000
International Equities Index Fund	1,000,000,000
International Government Bond Fund	750,000,000
International Growth Fund	1,000,000,000
International Opportunities Fund	750,000,000
International Socially Responsible Fund	1,000,000,000
International Value Fund	750,000,000
Large Capital Growth Fund	750,000,000
Mid Cap Index Fund	1,000,000,000
Mid Cap Strategic Growth Fund	750,000,000
Mid Cap Value Fund	750,000,000
Moderate Growth Lifestyle Fund	750,000,000
Nasdaq-100® Index Fund	1,000,000,000
Science & Technology Fund	1,000,000,000
Small Cap Growth Fund	750,000,000
Small Cap Index Fund	1,000,000,000
Small Cap Special Values Fund	750,000,000
Small Cap Value Fund	750,000,000
Stock Index Fund	1,000,000,000
Systematic Core Fund	750,000,000
Systematic Value Fund	750,000,000
U.S. Socially Responsible Fund	750,000,000

THIRD: The shares of Common Stock described in Article FIRST above have been reclassified by the Board of Directors under the authority contained in the Charter. The total number of shares of Common Stock that the Corporation has authority to issue is not changed by these Articles Supplementary.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on this 8th day of February, 2024.

ATTEST:	VALIC COMPANY I

/s/ Kathleen D. Fuentes	By:	/s/ John T. Genoy
Kathleen D. Fuentes		John T. Genoy
Secretary		President

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